Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-188148) of Enservco Corporation (the "Company") of our report dated March 22, 2018 relating to the financial statements for the fiscal year ended December 31, 2017, which appears in this Form 10-K.

EKS&H LLP

Denver, CO
March 22, 2018